CONSENT OF COUNSEL


                    Gabelli International Growth Fund, Inc.


     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-8560) of Gabelli International Growth Fund, Inc. (the "Fund") under the caption "Counsel and Independent Auditors" and to the Fund's filing a copy of this Consent as an Exhibit to the Amendment.


                                        /s/ Willkie Farr & Gallagher
                                        ----------------------------
                                        Willkie Farr & Gallagher


New York, New York

January 29, 1996